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                                                                    Exhibit 10.4


                           Service Agreement Amendment
                           ---------------------------

         Agreement effective January 1, 2002, by and between Penn Independent Corporation, 420 S. York Road, Hatboro, Pennsylvania, 19040 ("PIC") and Penn-America Group, Inc., 420 S. York Road, Hatboro, Pennsylvania, 19040 ("PAGI").

         WHEREAS, the parties hereto are parties to a Service Agreement dated August 20, 1993, as most recently amended effective January 1, 2001 (the "Service Agreement"); and,

         WHEREAS, the Service Agreement provides for the payment by PAGI to PIC of a monthly expense estimate, which estimate consists of PAGI's share of the telephone, insurance, building rental, facilities management expenses and salaries of Irvin Saltzman, Human Resources and Office Services personnel in connection with their services for PAGI; and,

         WHEREAS, the parties to this Amended Service Agreement desire to establish the amount of the monthly expense estimate owed by PAGI to PIC effective January 1, 2002 through December 31, 2002;

         NOW, THEREFORE, in consideration of the foregoing, the parties, intending to be legally bound, agree that effective January 1, 2002 through December 31, 2002, PAGI will pay to PIC $19,167.00 as a monthly expense estimate, which estimate constitutes PAGI's share of monthly expenses for the telephone, insurance, building rental, facilities management expenses and salaries of Irvin Saltzman, Human Resources, and Office Services personnel.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PENN INDEPENDENT CORPORATION                PENN-AMERICA GROUP, INC.



BY: /s/ Jason M. Waksman                    BY: /s/ Joseph F. Morris
    ----------------------------                ----------------------------
    Jason M. Waksman                            Joseph F. Morris